Exhibit 99.1

LifeMap Sciences, a Subsidiary of BioTime, Inc., Announces the Release of MalaCards Version 1.02

ALAMEDA, Calif.--(BUSINESS WIRE)--January 9, 2013--LifeMap Sciences, Inc., a subsidiary of BioTime, Inc. (NYSE MKT: BTX), announced today the release of MalaCards version 1.02 on January 7. The new release is available at www.malacards.org. MalaCards is a new database of human diseases and their annotations that is modeled on the architecture and richness of the popular GeneCards® database of human genes. LifeMap Sciences holds the exclusive worldwide license to market MalaCards and GeneCards® from Yeda Research and Development Company Ltd., the commercial arm of the Weizmann Institute of Science. MalaCards contains computerized “cards” classifying information relating to a wide array of human diseases. This novel research tool will aid researchers in studying the roles of genes and cells in disease processes. MalaCards and GeneCards® were developed, and are continuously enhanced by ongoing research, by the bioinformatics team at the Department of Molecular Genetics at the Weizmann Institute of Science in Israel, with Professor Doron Lancet, head of the Crown Human Genome Center, and team leader Marilyn Safran.

The recent release includes enhanced ontology-based accounts of drug-disease associations, considerably improved portrayal of inter-disease relationships, including graphical representation of disease networks, MalaCards-unique disease summaries and the augmentation of anatomical context and related stem-cell-based therapeutic approaches.

“This new release further underlines how enhanced data resource integration can lead to a considerably improved research tool,” said Professor Doron Lancet, Ph.D., head of the Crown Human Genome Center at the Weizmann Institute of Science.

“MalaCards version 1.02 offers significant improvements for our academic and commercial users,” stated Yaron Guan-Golan, LifeMap Sciences’ Head of Marketing. “The introduction of industry standard identifiers like ICD9 and MeSh will significantly improve enterprise integration and data mining capabilities. Coupled with our new data sources, including LifeMap Sciences' own LifeMap Discovery™, we believe that MalaCards is becoming an essential companion for disease researchers worldwide.”

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, the discovery platform for biomedical and stem-cell research. This platform includes GeneCards®, the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap Sciences also markets PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, LifeMap Sciences is BioTime’s principal marketing subsidiary for research products, including PureStem™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, ESpan™ growth media for progenitor cell lines, and cell differentiation media for non-therapeutic uses, via its LifeMap BioReagents™ portal. LifeMap Sciences utilizes its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists utilize LifeMap’s proprietary platform, including LifeMap Discovery™, its stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary PureStem™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap Discovery™ platform will be used to select the progenitor cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies for a wide range of diseases.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, and is developing an integrated database suite to complement GeneCards® that will also include the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap will also market BioTime research products. BioTime Acquisition Corporation (“BAC”) is a subsidiary being used to acquire the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

About the Weizmann Institute of Science and GeneCards

The Weizmann Institute of Science in Rehovot, Israel, is one of the world's top-ranking multidisciplinary research institutions. Noted for its wide-ranging exploration of the natural and exact sciences, the Institute is home to 2,700 scientists, postdoctoral fellows, Ph.D. and M.Sc. students, and scientific, technical and administrative staff. In addition, visiting scientists and their families – over 500 from 35 countries in 2010, are regularly hosted at the Institute. The Institute was founded in 1934 following a donation to Dr. Chaim Weizmann, a noted biochemist and biotechnologist, who envisioned the establishment of a world-class scientific research center in Israel, and later also became the first President of the State of Israel. Weizmann Institute’s Feinberg Graduate School was established in 1958, where about 1000 M.Sc. and Ph.D. students are enrolled in studies covering the Institute’s 18 departments, which are grouped into five faculties: Biochemistry, Biology, Chemistry, Physics, and Mathematics and Computer Science. The Institute’s commercial arm, Yeda Research and Development Co. was the first company of its kind in Israel, and is currently one of the most successful worldwide. Institute research efforts include the search for new ways of fighting disease and hunger, examining leading questions in mathematics and computer science, probing the physics of matter and the universe, creating novel materials and developing new strategies for protecting the environment. Particular excellence in bioinformatics and systems biology is manifested, among others, in the GeneCards project, initiated in 1996, under the leadership of Prof. Doron Lancet of the Dept. of Molecular Genetics, Head of the Crown Human Genome Center. A team of 10 led by Marilyn Safran continuously innovates and keeps GeneCards as a world-top human gene compendium, automatically mining and integrating 100 world-wide web resources.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext. 367
Chief Financial Officer
pgarcia@biotimemail.com
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
COO
ke@lifemapsc.com